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                                                                   EXHIBIT 10(V)

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of October, 1994, by and between ZAPATA CORPORATION (the "Company") and LAMAR C. McINTYRE (the "Executive").

                                  WITNESSETH:

WHEREAS, the Company wishes to secure the Services (as defined in Paragraph 4) of the Executive subject to the terms and conditions hereinafter set forth; and

WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1. Employment. During the Executive's Term of Employment (as defined in Paragraph 2) the Company shall employ the Executive, and the Executive shall serve, as Vice President, Treasurer and Chief Financial Officer of the Company and in such other capacities as shall be prescribed by the Board of Directors of the Company.

2. Term of Employment. The Executive's Term of Employment shall commence on October 1, 1994 and shall extend until December 17, 1998, unless the Executive voluntarily elects to terminate his employment hereunder.

3. Compensation and Benefits.

a. The Company shall pay or cause to be paid to the Executive during his Term of Employment an annual base salary of One Hundred Thirty Thousand and No/100 Dollars ($130,000.00), payable in equal semi-monthly installments. The Executive's base salary shall be subject to annual review and may be increased, depending upon the performance of the Company and the Executive, upon the recommendation of the Chief Operating Officer of the Company and approval by the Compensation Committee of the Board of Directors of the Company. In the event that the Company relocates the Executive, Company will pay all reasonable relocation expenses incurred by the Executive relating to a change in the Executive's principal residence in connection with such relocation, and the Company shall adjust Executive's annual base salary to reflect any increased costs of living due to relocation.

b. During the Term of Employment, the Executive shall be entitled to participate and shall be included in any pension, profit-sharing, stock option, deferred compensation, or similar plan or program of the Company established by the Company, pursuant to
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       the terms and conditions thereof. The Executive also shall be entitled to participate in any group insurance, hospitalization, medical health and accident, disability or similar plan or program established by the Company, pursuant to the terms and conditions thereof.

   c. The Executive shall participate in such stock plans as the Company may have and shall be eligible to participate in other long-term incentive compensation plans which are extended by the Company during the Term of Employment to executives of the Company exercising comparable responsibilities and receiving comparable compensation.

4. Duties and Responsibilities of the Executive. During the Term of Employment, the Executive shall devote his efforts full time to the business of the Company and its subsidiaries and perform the duties and responsibilities assigned to him by the Chief Operating Officer and the Board of Directors to the best of his ability and with reasonable diligence. In determining the Executive's duties and responsibilities, the Chief Operating Officer and the Board of Directors shall act in good faith and shall not assign duties and responsibilities to the Executive that are not appropriate or customary with respect to the position of the Executive hereunder. Such duties and responsibilities collectively are referred to as "Services."

5. Termination of Employment.

    a. Termination by the Company.

       i. Without Cause. If, for any reason other than a "Non-Salary Event" (as defined herein), (a) the Executive's employment hereunder is terminated by the Company, (b) the Executive's annual base salary is reduced below his base salary as of October 1, 1994, or (c) the Executive's title and responsibilities are diminished during the Term of Employment and before October 1, 1995, the Executive shall be entitled to receive, and the Company shall be obligated to pay, his base salary in effect at the time of the termination until October 1, 1995; thereafter, Executive shall be entitled to receive, and the Company shall be obligated to pay, his base salary in effect on September 30, 1994, for the remaining Term of Employment, as if there had been no termination.

          If, for any reason other than a Non-Salary Event (a) the Executive's employment hereunder is terminated by the Company, (b) the Executive's annual base salary is reduced below his base salary as of October 1, 1994, or (c) the Executive's title and responsibilities are diminished during the Term of Employment and on or after October 1, 1995, the Executive shall be entitled to receive, and the Company shall be obligated to pay, his base salary

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               in effect on September 30, 1994, for the remaining Term of
               Employment, as if there had been no termination.

               All payments due to the Executive under this paragraph 5(a)(i), shall be made in regular installments in accordance with the general payroll practices of the Company unless the Board of Directors, in its sole discretion, elects to pay in lieu thereof a single lump sum payment. Any such lump sum payment shall equal the present value as of the date of distribution of the base salary to which he would be entitled for the remaining of Term of Employment if there had been no termination, as determined by using the interest rate assumption of ten percent (10%). Notwithstanding the foregoing, for purposes of Paragraph 10, payment in form of a lump sum shall not be deemed to accelerate the end of the period for which payment is received.

               During the remaining Term of Employment after the Executive's employment is terminated by the Company, the Executive shall provide such Services to the Company as are mutually agreeable to the Company and Executive.

               If, for any reason other than a Non-salary event, the Executive's Services hereunder shall be terminated by the Company during the Term of Employment, then the Company shall make arrangements to include Executive in Company's benefit plans through December 17, 1998.

               As used herein, a "Non-Salary Event" shall mean termination for "Cause" (as defined in Paragraph 5(a)(iii)), death or "Total and Permanent Disability" (as defined in Paragraph 6).

           ii. For Cause. The Company may terminate the Executive's employment for "Cause," as defined in Paragraph 5(a)(iii). In such event, all payments of compensation under this Agreement shall cease immediately upon termination and the Executive thereafter shall be entitled to only that compensation described in Paragraph 3 hereof, or through the date Executive is terminated for Cause.

          iii. Definition of Cause. The term "Cause" as used herein, means a termination resulting from:

               A. the continuing and material failure by the Executive to fulfill his obligations under this Agreement or willful misconduct or gross neglect in the performance of such duties, in either such instances so as to cause material harm to the Company, all of such facts to be determined in good faith by the Board of Directors of the Company;

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          B. the Executive's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company; or

          C. the Executive's commission of any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude.

  b. Termination by Executive. If the Executive voluntarily resigns or otherwise terminates his employment with the Company, Executive shall be entitled to receive only such Compensation as he has earned up to and including the date of his termination and shall not be entitled to receive any additional amounts otherwise payable under the terms of this Agreement.

  c. Voluntary Termination Subsequent to Change of Control. If a "Change of Control" (as hereinafter defined) of the Company shall occur at any time on or after October 1, 1994, and the Executive shall elect to terminate his employment hereunder for "Good Reason" (as hereinafter defined) within the two-year period commencing on the date of the Change of Control, then the Executive shall be entitled to receive, and the Company shall be obligated to pay, the salary then being paid to him for the remaining Term of Employment as if there had been no termination and no automatic extension of the Term of Employment occurring after termination. An election by the Executive to terminate his employment under this Paragraph 5.c shall not be a breach of this Agreement. If a Change of Control occurs and the Executive does not terminate his employment for Good Reason within the two-year period commencing on the date of the Change of Control, then the provisions of Paragraph 5.a shall be applicable.

     i. A "Change of Control" shall be deemed to have occurred if any "Person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company.

    ii. A termination of employment is for "Good Reason" if it in any way follows or results from:

         A. the assignment to the Executive of any duties materially inconsistent with the Executives' duties immediately prior to the Change of Control or a substantial change in the Executive's reporting responsibilities as in effect immediately prior to the Change of Control, without the Executive's express written consent; or any removal of the Executive from or any failure to re-elect the Executive

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               to the positions described in paragraph 1 hereof, except in connection with promotions to higher office;

            B. a reduction in the Executive's base salary from that in effect immediately prior to the Change of Control;

            C. the failure of the Company substantially to maintain and to continue the Executive's relative level of participation in the same or substantially comparable benefit plans as provided immediately prior to the Change of Control;

            D. The Company's requiring the Executive to be based anywhere other than in or within 35 miles of the Executive's principal place of employment at the time of the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's prior business travel obligations or, in the event the Executive consents to relocation, the failure of the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change in the Executive's principal residence in connection with such relocation, and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence;

            E. the failure of the Company to provide the Executive with a reasonable number of paid vacation days at least equal to the number of paid vacation days to which the Executive was entitled immediately prior to the Change of Control; or

            F. the failure of the Company to obtain the assumption of this
               Agreement by any successor as contemplated by Paragraph 12 below.

  d. Death or Disability. If the Executive dies during his Term of Employment, his base salary shall cease as of the end of the month in which his death occurs. If the Executive incurs a Total and Permanent Disability during this Term of Employment, his base salary shall cease as of the end of the month in which such event occurs; provided, however, that nothing in this Agreement shall preclude the Executive from participating in any long-term disability plan maintained by the Company for which he otherwise is eligible.

  e. Notice of Termination. Any termination by the Company or the Executive shall be communicated by written notice of termination to the other party hereto except for automatic termination as a result of events described in 5(a)(i), (b) and (c).

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   f. Section 280G Limitations. Notwithstanding any provisions of this Agreement to the contrary, if, in the opinion of the Board of Directors of the Company, payments under this Agreement are to be made under conditions which may give rise to a liability under (S) 4999 or (S) 280G of the Internal Revenue Code, as amended, the aggregate present value of all parachute payments payable to or for the benefit of Executive, whether payable pursuant to this Agreement or otherwise, shall be limited to three
      (3) times the Executive's base amount, less one dollar ($1) in order that the limitations of (S) 280G not be exceeded. For purpose of this Paragraph 5(e), the terms "parachute payment", "base amount" and "present value" shall have the meanings assigned thereto under (S) 280G of the Code. It is the intention of this Paragraph to avoid excise taxes on the Executive under (S) 4999 of the Code or the disallowance of a deduction to the Company pursuant to (S) 280G of the Code.

6. Disability. For purposes hereof, "Total and Permanent Disability" means inability to perform the Services required hereunder due to physical or mental disability which continues for one hundred eighty (180) consecutive days or more, or for an aggregate of one hundred eighty (180) days in any period of twelve (12) months. Evidence of such disability shall be certified by a physician acceptable to both the Company and the Executive.

7. Reimbursement of Expenses. During the Executive's Term of Employment with the Company, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment or other reasonable expenses paid or incurred by the Executive in performing his obligations hereunder.

8. Assistance with Litigation. While employed with the Company, while receiving any compensation under this Agreement, and for a period of one (1) year after the last date for which the Executive shall receive any compensation under this Agreement (or the last date for which compensation would have been paid absent the payment of a lump sum), the Executive shall furnish such information and proper assistance as may be reasonably necessary in connection with any litigation in which the Company is, has been or may become involved. The Company agrees to reimburse Executive for all expenses reasonably incurred in furnishing such assistance. If a breach of the provisions of this Paragraph occurs after the Executive has been terminated for any reason, the Company shall be entitled to cease payment under the terms of this Agreement and pursue any legal remedy available to it.

9. Source of Payment. All payments provided in this Agreement shall, unless the plan or program pursuant to which they are made provides otherwise or unless the Company establishes a non-qualified trust, be paid in cash from the general funds of the Company. The Executive shall have no right, title or interest whatsoever in or to any investment which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company

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    and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

10. Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation or ruling.

11. Effect of Prior Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Executive and the Company, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this Agreement. Executive agrees to release, protect, defend, indemnify and hold harmless Company, its officers, directors, insurers, employees and representatives, from and against any and all claims, demands and causes of action, including reasonable attorneys' fees, arising in connection with any previous employment contract between the Executive and the Company in favor of Executive or his estate representatives, independent administrators or survivors.

12. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or from transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder; provided, that no such action shall diminish the Executive's rights hereunder. Upon such consolidation, merger, or transfer of assets, or any assumption of the Company, the term the "Company" as used herein, shall mean such other corporation.

13. General Provisions.

    a. Assignability; Attachment and Effect. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries or legal representatives without prior written consent of the Company; provided, however, that this shall not preclude (i) the Executive from designating a beneficiary to receive any benefit payable hereunder or upon his death, or (ii) the executors, administrators or legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect such action shall be null, void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

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  b. Waiver, Severability and Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Company, the Agreement or appropriate portion thereof, as the case may be, shall be deemed invalid and of no force or effect.

  c. Headings; Governing Law. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions hereof. This Agreement has been executed and delivered in the State of Texas; its validity, interpretation, performance and enforcement shall be governed by the laws of such State.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has signed this Agreement, all effective October 1, 1994.

                                    ZAPATA CORPORATION



                                    By: /s/ Joseph L. von Rosenberg III
                                        ---------------------------------
                                        Joseph L. von Rosenberg III
                                        Vice President, General Counsel
                                        and Secretary



                                    /s/ Lamar C. McIntyre
                                    --------------------------------------
                                    Lamar C. McIntyre

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